Exhibit 99.1

Century Reports First Quarter 2008 Results

MONTEREY, CA. April 24, 2008 -- Century Aluminum Company (NASDAQ:CENX) today reported a net loss of $232.8 million ($5.67 per basic and diluted share) for the first quarter of 2008. Reported first quarter results were negatively impacted by an after-tax charge of $285.9 million ($6.97 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting. Quarterly results were also negatively impacted by a tax charge of $2.9 million ($0.07 per basic share) relating to the decrease in the carrying amount of deferred tax assets as a result of a state tax law change. The dilutive effect of the convertible notes, options and service-based awards would reduce basic EPS by $0.09 per share. Cash used to settle forward contracts that do not qualify for cash flow hedge accounting was $52.3 million.

In the first quarter of 2007, the company reported net income of $64.2 million ($1.98 per basic share and $1.87 per diluted share). Mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting were not material in the first quarter of 2007. Cash used to settle forward contracts that do not qualify for cash flow hedge accounting was $27.1 million.

First-quarter 2008 highlights included:

●	Revenues of $471 million were at record levels.

●
Primary aluminum shipments of 199,721 tonnes increased eight percent from the first quarter of 2007, reflecting the fourth-quarter 2007 completion of the expansion of the Grundartangi, Iceland smelter to an annual capacity of 260,000 tonnes.

●	Site preparation was initiated on the first phase of a greenfield smelter to be constructed near Helguvik, Iceland.

●	The company entered into a joint venture agreement with Pingguo Qiangqiang Carbon (PQQ) to acquire a 40 percent stake in a newly constructed carbon anode and cathode facility located in south China.

Sales for the first quarter of 2008 were $471.1 million, an increase of five percent compared with $447.7 million for the first quarter of 2007. Shipments of primary aluminum for the 2008 first quarter were 199,721 metric tonnes, compared with 184,622 metric tonnes shipped in the year-ago quarter.

“Continuing production growth from our successful 2007 capacity expansion at Grundartangi, coupled with robust metal markets, resulted in a strong first quarter for Century,” said president and chief executive officer, Logan W. Kruger. “In Iceland, we reached an important milestone with the commencement of site preparation for our new aluminum smelter near Helguvik. Finally, to support our growing primary aluminum capacity, we secured a long-term, high-quality supply of carbon anodes through our investment with a respected and experienced operator in China.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
●	Astridur Thordardottir, Senior Manager-Corporate Finance, Landsbanki Islands hf.
●	Olafur Finsen, Senior Legal Advisor-Corporate Finance, Landsbanki Islands hf.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2008	2007
NET SALES:
Third-party customers	$356,893	$380,853
Related parties	114,249	66,804
	471,142	447,657

COST OF GOODS SOLD	375,147	337,005

GROSS PROFIT	95,995	110,652

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,866	12,967

OPERATING INCOME	77,129	97,685

INTEREST EXPENSE – Net	(3,720)	(9,030)
NET GAIN (LOSS) ON FORWARD CONTRACTS	(448,308)	390
OTHER EXPENSE - Net	(533)	(156)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(375,432)	88,889

INCOME TAX (EXPENSE) BENEFIT	138,243	(28,087)

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(237,189)	60,802

EQUITY IN EARNINGS OF JOINT VENTURES	4,393	3,447

NET INCOME (LOSS)	$(232,796)	$64,249

EARNINGS (LOSS) PER COMMON SHARE
Basic – Net income (loss)	$(5.67)	$1.98
Diluted – Net income (loss)	$(5.67)	$1.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	41,040	32,508
Diluted	41,040	34,426

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash	$105,550	$60,962
Restricted cash	873	873
Short-term investments	261,255	280,169
Accounts receivable – net	99,807	93,451
Due from affiliates	35,206	26,693
Inventories	187,939	175,101
Prepaid and other current assets	50,130	40,091
Deferred taxes - current portion	99,246	69,858
Total current assets	840,006	747,198
Property, plant and equipment – net	1,260,687	1,260,040
Intangible asset - net	43,834	47,603
Goodwill	94,844	94,844
Deferred taxes - less current portion	456,136	321,068
Other assets	112,670	107,518
Total	$2,808,177	$2,578,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$93,272	$79,482
Due to affiliates	336,992	216,754
Accrued and other current liabilities	56,357	60,482
Accrued employee benefits costs - current portion	11,997	11,997
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	681,433	551,530

Senior unsecured notes payable	250,000	250,000
Accrued pension benefit costs - less current portion	14,561	14,427
Accrued postretirement benefits costs - less current portion	187,958	184,853
Due to affiliates - less current portion	1,206,756	913,683
Other liabilities	56,788	39,643
Deferred taxes	69,744	62,931
Total noncurrent liabilities	1,785,807	1,465,537

Shareholders’ Equity:
Common stock (one cent par value, 100,000,000 shares authorized; 41,131,221 shares outstanding at March 31, 2008 and 40,988,058 at December 31, 2007)	411	410
Additional paid-in capital	864,797	857,787
Accumulated other comprehensive loss	(46,013)	(51,531)
Accumulated deficit	(478,258)	(245,462)
Total shareholders’ equity	340,937	561,204
Total	$2,808,177	$2,578,271

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(232,796)	$64,249
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net (gain) loss on forward contracts	395,930	(27,399)
Depreciation and amortization	20,785	18,905
Deferred income taxes	(143,682)	8,087
Pension and other post retirement benefits	4,177	5,143
Stock-based compensation	1,266	1,521
Excess tax benefits from share based compensation	(499)	(330)
Purchase of short-term trading securities	(108,536)	-
Sale of short-term trading securities	127,450	-
Undistributed earnings of joint ventures	(4,393)	(3,447)
Change in operating assets and liabilities:
Accounts receivable - net	(6,356)	447
Due from affiliates	(8,513)	15,074
Inventories	(12,802)	(18,433)
Prepaid and other current assets	2,710	(1,217)
Accounts payable, trade	12,797	24,429
Due to affiliates	24,542	5,381
Accrued and other current liabilities	(12,852)	(4,611)
Other - net	(378)	10,319
Net cash provided by operating activities	58,850	98,118

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(8,915)	(2,438)
Nordural expansion	(7,389)	(29,175)
Restricted cash deposits	-	2,600
Net cash used in investing activities	(16,304)	(29,013)

CASH FLOWS FROM FINANCIING ACTIVITIES:
Borrowings of long-term debt	-	30,000
Repayment of long-term debt	-	(29,649)
Excess tax benefits from share based compensation	499	300
Issuance of common stock - net of issuance costs	1,543	1,973
Net cash provided by financing activities	2,042	2,654

NET INCREASE IN CASH	44,588	71,759

CASH, BEGINNING OF PERIOD	60,962	96,365

CASH, END OF PERIOD	$105,550	$168,124

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2008
1st Quarter	133,004	293,223	$1.17	66,717	147,086	$127,177
2007
1st Quarter	131,568	290,057	$1.15	53,054	116,964	$114,383

(1)	Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of March 31, 2007
	2008(1)(2)	2009(2)	2010(2)	2011(2)	2012-2015 (2)
Base Volume
Pounds (000)	167,888	231,485	231,485	165,347	661,386
Metric tons	76,153	105,000	105,000	75,000	300,000
Percent of capacity	12.7%	13.0%	12.8%	9.1%	9.1%

Potential additional volume (2)
Pounds (000)	165,677	231,485	231,485	165,347	661,386
Metric tons	75,150	105,000	105,000	75,000	300,000
Percent of estimated capacity	12.5%	13.0%	12.8%	9.1%	9.1%

(1)	The forward priced sales in 2008 exclude April 2008 shipments to customers that are priced based upon the prior month’s market price.
(2)
Certain financial sales contracts included in the forward priced sales base volume for the period 2008 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price.  These contacts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential additional sales volume would be equivalent to the amounts shown above.